Exhibit 1.8

STATE OF MINNESOTA SECRETARY OF STATE ARTICLES OF INCORPORATION Business and Nonprofit Corporations PLEASE TYPE OR PRINT LEGIBLY IN BLACK INK.

Please read the directions on the reverse side before completing this form. All information on this form is public information.

The undersigned incorporator(s) is an (are) individual(s) 18 years of age or older and adopt the following articles of incorporation to form a (mark ONLY one):

☐	FOR-PROFIT BUSINESS CORPORATION (Chapter 302A)	☐	NONPROFIT CORPORATION (Chapter 317A)

ARTICLE I NAME

The name of the corporation is:

[INSERT NAME]

(Business Corporation names must include a corporate designation such as Incorporated, Corporation, Company, Limited or an abbreviation of one of those words.)

ARTICLE II REGISTERED OFFICE ADDRESS AND AGENT

The registered office address of the corporation is:

C T Corporation System Inc., 405 Second Avenue South, Minneapolis, Minnesota 55401

(A complete street address or rural route and rural route box number is required; the address cannot be a P.O. Box) City State Zip

The registered agent at the above address is:

C T Corporation System Inc.

Name (Note: You are not required to have a registered agent.)

ARTICLE III SHARES

The corporation is authorized to issue a total of 5000 shares. $1.00 par value
(if you are a business corporation you must authorize at least one share. Nonprofit corporations are not required to have shares.)

ARTICLE IV INCORPORATORS

I (We), the undersigned incorporator(s) certify that I am (we are) authorized to sign these articles and that the information in these articles is true and correct. I (We) also understand that if any of this information is intentionally or knowingly misstated that criminal penalties will apply as if I (we) had signed these articles under oath. (Provide the name and address of each incorporator. Each incorporator must sign below. List the Incorporators on an additional sheet if you have more than two incorporators.)

Name	Street	City	State	Zip	Signature

Name	Street	City	State	Zip	Signature

Print name and phone number of person to be contacted if there is a question about the filing of these articles.

	(	)

Name	Phone Number

ARTICLES OF INCORPORATION
OF [INSERT NAME]

Additional Provisions

A.	The initial Board of Directors of this corporation shall be comprised of three (3) persons. The number of directors may be either increased or decreased from time to time as provided for in the By-laws of the corporation, but shall never be fewer than three. The names and addresses of the initial directors of this corporation are:

Name	Address
Benjamin P. Butterfield	700 N.W. 107th Avenue
Miami, Florida 33172

Steven E. Lane	10707 Clay Road
Houston, Texas 77041

L. Christian Marlin	700 N.W. 107th Avenue
Miami, Florida 33172.

B.	The power to alter, amend or repeal the By-laws of this corporation shall be vested in each of the Board of Directors and the shareholders of this corporation. The shareholders of this corporation may amend or adopt a by-law that fixes a greater quorum or voting requirement for shareholders (or voting groups of shareholders) than is required by law.

C.	This corporation shall indemnify any officer, director and incorporator, or any former officer, director or incorporator, of this corporation to the fullest extent permitted by law.

D.	This corporation reserves the right to amend or repeal any provisions contained in these Articles of Incorporation, or any amendment thereto, and any right conferred upon the shareholders is subject to this reservation.